[BANK ONE CORPORATION News Release Letterhead]                   EXHIBIT 99(a)



                                        Media Contact:
                                        Thomas A. Kelly         (312) 732-7007

                                        Investor Contacts:
                                        Jay S. Gould            (312) 732-5771
                                        Holly E. Hobson         (312) 732-5782
                                        Sandra M. Catanzaro     (312) 732-8013

FOR IMMEDIATE RELEASE
---------------------

                    BANK ONE REPORTS FIRST QUARTER EARNINGS
                       OF $0.96, INCLUDING SPECIAL ITEMS

CHICAGO, April 20, 1999 - BANK ONE CORPORATION (NYSE: ONE) today announced first quarter net income of $1.151 billion, or $0.96 per diluted share, up from $933 million in 1998's first quarter, or $0.78 per share.

"Our strong first quarter performance followed our plan," said John B. McCoy, president and chief executive officer. "We began to see the promised merger expense and revenue synergies, which should gain momentum throughout the year. In addition, the 10% growth in revenue reflects our continued focus on our customers."

The first quarter's results included three special items. A gain of $249 million pre-tax, or $0.14 per diluted share, resulted from the merger-related sale of 51 branches in Indiana. Ongoing merger-related and restructuring costs totaled $204 million pre-tax, or $0.12 per share. The net effect of these two merger-related items was a positive impact of $45 million, or $0.02 per share. Additionally, Concord EFS, Inc. acquired Electronic Payment Services, Inc. (EPS), which resulted in a pre-tax gain of $111 million, or $0.06 per share, on Bank One's investment in EPS.

1999 FIRST QUARTER HIGHLIGHTS

The first quarter's highlights, compared to 1998's first quarter, included:

     . Managed revenue growth was 10%, excluding the Indiana branch sale and EPS gains. Managed net interest income, on a fully taxable equivalent basis, increased 10%, driven by average managed loan growth of 9%. The managed net interest margin was 5.66%, up from 1998's 5.51%.

                                    (more)

     . Return on common equity and return on assets, excluding the special items, were 20.8% and 1.68%, respectively.

     . Managed noninterest income grew 9%, with the most significant increases in market-driven revenue and credit card fees.

     . Noninterest expense, excluding merger-related costs, was down 2% from the fourth quarter and 13% higher than 1998's first quarter.

                       FIRST QUARTER PERFORMANCE REVIEW

The following detailed discussion is on a managed basis and excludes the one-time items listed above in order to better describe underlying operating trends. Managed information has been adjusted to include credit card loans that were securitized and removed from the balance sheet. The net earnings on securitized credit card loans are reclassified from noninterest income to net interest income and provision for loan losses as if the securitization had not occurred.

NET INTEREST INCOME AND MARGIN

Managed net interest income on a tax equivalent basis was $3.661 billion, up 10% from 1998's first quarter, driven by average loan growth of 9% and a 15 basis point increase in the net interest margin to 5.66%. The managed net interest margin was essentially unchanged from the fourth quarter with a slightly lower level of net interest income, reflecting seasonal levels of credit card loan activity and noninterest-bearing deposits. Average managed loans were up 3% from the prior quarter.

Average managed credit card loans increased 18% from 1998's first quarter to $69.1 billion. At March 31, 1999, managed credit card loans were $68.4 billion, below the seasonally high $70.0 billion at the end of 1998. First USA added 2.9 million accounts in the first quarter, matching the record setting fourth quarter. Also, First USA expanded its relationship with America Online, continued to sign up new partners, including priceline.com and CBS MarketWatch, and launched new alliances, such as Sports Illustrated and Maxwell House.

NONINTEREST INCOME

Managed noninterest income was $1.625 billion in the first quarter, up 9% from a year ago, excluding special items. These items included the gains from the sale of 51 Indiana branches, with $1.9 billion in deposits, required by the merger with First Chicago NBD Corporation, and from Bank One's investment in EPS.

                                    (more)

Market-driven revenue of $215 million increased 30% from the year-ago period and was significantly stronger than the $99 million in the fourth quarter, primarily due to improved market conditions.

Fee-based revenue was $1.216 billion in the first quarter, up 7% from last year's quarter, excluding the accounting impact of the First Chicago Trust Company and EquiServe transaction closed in the fourth quarter. Also excluding this impact, fiduciary and investment management fees increased 5%. Credit card revenues grew 13% to $347 million, while service charges and commissions increased 5%. Compared to the fourth quarter, fee-based revenue declined due to the seasonal level of credit card fees.

NONINTEREST EXPENSE

Noninterest expense was $2.737 billion in 1999's first quarter, excluding merger-related costs of $204 million. Compared to the first quarter of 1998, expenses increased 13%, or approximately 3% excluding growth of credit card costs. Credit card expense growth was principally driven by the change in business practice for marketing made in the fourth quarter.

Noninterest expense declined $70 million from the fourth quarter. Merger synergy cost savings of approximately $50 million and lower staff and marketing costs drove the 2% decrease.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY

The managed net charge-off ratio was 1.93% for the first quarter, down from 2.08% in last year's period but slightly higher than the fourth quarter's 1.88%. Managed net charge-offs totaled $1.028 billion in the first quarter, virtually unchanged from the year-ago quarter and up $52 million from 1998's fourth quarter. The managed provision for credit losses was also $1.028 billion in the first quarter, up from $997 million in the first quarter of 1998 and $951 million in the fourth quarter.

Managed net charge-offs for credit cards were 4.89%, compared to 6.05% in 1998's first quarter and 4.79% in the fourth quarter. Significantly, there was a positive impact for the conformance of charge-off policies in the 1999 first quarter and 1998 fourth quarter. Without this change, managed credit card net charge-offs for the 1999 first quarter and 1998 fourth quarter were 5.32% and 5.42%, respectively.

Commercial and other consumer net charge-offs in the 1999 first quarter were 0.29% and 0.84%, respectively, remaining at historically low levels.

                                    (more)

Nonperforming assets were $1.148 billion at the end of the first quarter, representing 0.74% of loans, up from 0.53% of loans at the end of 1998's fourth quarter. The increase primarily reflected a $302 million increase in nonperforming loans, principally within the financial services and energy industries. The nonperforming assets ratio remains comparable to or below peer levels.

CAPITAL

The common equity to assets ratio increased to 8.3% as of March 31, 1999, from 7.8% at December 31, 1998. Tangible common equity to assets was 7.4%. Tier 1 and total capital ratios were 8.1% and 11.6%, respectively.

BANK ONE CORPORATION, headquartered in Chicago, is the nation's fifth largest bank holding company, with assets of more than $250 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It is one of the nation's largest credit card lenders, the second-largest bank-owned finance company, the third-largest bank lender to small businesses, and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates approximately 2,000 banking centers and a nationwide network of ATMs. In addition, it is a major commercial bank in the United States and in select international markets.

Information about Bank One's financial results can be accessed on the Internet at www.bankone.com and www.investquest.com or through fax-on-demand at 614-844-
   ---------------     -------------------
3860. A telephone recording discussing the first quarter's results is available by calling 800-293-4240 (domestic) or 402-220-9744 (international) through April 30, 1999.

BANK ONE CORPORATION and Subsidiaries

                                                                                                            Three Months
Financial Highlights                                          Three Months Ended March 31                       Ended
                                                         --------------------------------------
($ millions, except per-share amounts)                       1999         1998        % Change               Dec 31, 1998
------------------------------------------------------     ----------    ---------    ---------              ------------
PER SHARE DATA
--------------
Earnings -- Basic                                          $     0.97   $    0.80         21                $    0.19
         -- Diluted                                              0.96        0.78         23                     0.19
Dividends                                                        0.42        0.38         11                     0.38

INCOME STATEMENT DATA
---------------------
Net income                                                 $    1,151   $     933         23                $     226
Net interest income (FTE)                                       2,309       2,320          -                    2,368
Provision for credit losses                                       281         391        (28)                     272
Noninterest income                                              2,590       1,916         35                    2,068
Restructuring charges and merger-related costs                    204           -        N/M                    1,049
Operating expense(1)                                            2,737       2,431         13                    2,807

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                  5.66%        5.51%                               5.67%
                    -- reported                                  4.30        4.54                                4.40
Return on assets                                                 1.85        1.59                                0.37
Return on common equity                                          22.9        20.3                                 4.4
Efficiency -- managed                                            52.1        50.2                                75.4
           -- reported                                           60.0        57.4                                86.9

BALANCE SHEET DATA
------------------
Average:  Loans -- managed                                 $  213,379   $ 196,002          9                $ 207,471
                -- reported                                   153,271     158,091         (3)                 149,146
                 Earning assets -- managed                    262,283     244,387          7                  257,413
                                -- reported                   217,909     207,243          5                  213,411
                 Total assets                                 252,922     238,038          6                  243,515
                 Deposits                                     154,148     150,475          2                  150,247
                 Common equity                                 20,361      18,597          9                   20,067

End of Period:  Loans -- managed                              213,814     197,067          8                  216,391
                      -- reported                             154,850     158,387         (2)                 155,398
                        Total assets                          250,402     240,560          4                  261,496
                        Deposits                              153,699     153,817          -                  161,542
                        Common equity                          20,870      18,945         10                   20,370

(1) Noninterest expense reduced by restructuring charges and merger-related costs, including certain merger integration costs.

BANK ONE CORPORATION and Subsidiaries

                                                                             Three Months Ended
                                                         -----------------------------------------------------------
Consolidated Statement of Income                           Mar 31      Dec 31      Sep 30     Jun 30      Mar 31
($ millions, except per-share amounts)                        1999        1998        1998       1998        1998
--------------------------------------                      -------      -------    -------     -------     --------
 Interest income                                             $ 4,196     $ 4,326    $ 4,412     $ 4,432     $ 4,354
 Interest expense                                              1,916       1,989      2,039       2,084       2,065
                                                         -----------------------------------------------------------
   Net interest income                                         2,280       2,337      2,373       2,348       2,289

 Provision for credit losses                                     281         272        345         400         391
                                                         -----------------------------------------------------------
  Net interest income after provision for credit losses        1,999       2,065      2,028       1,948       1,898
                                                         -----------------------------------------------------------

 Noninterest Income
 Trading profits                                                  67          (2)        18          65          60
 Equity securities gains(losses)                                  96          61         (4)        121          72
 Investment securities gains                                      52          32         41          49          33
                                                         -----------------------------------------------------------
     Market-driven revenue                                       215          91         55         235         165

 Credit card revenue                                             952       1,078        867         630         701
 Fiduciary and investment management fees                        179         199        207         203         198
 Service charges and commissions                                 690         680        639         666         660
                                                         -----------------------------------------------------------
       Fee-based revenue                                       1,821       1,957      1,713       1,499       1,559
 Other income                                                    554          20        231         354         192
                                                         -----------------------------------------------------------
       Total noninterest income                                2,590       2,068      1,999       2,088       1,916
                                                         -----------------------------------------------------------

 Noninterest Expense
 Salaries and benefits                                         1,147       1,167      1,080       1,123       1,107
 Net occupancy and equipment expense                             241         217        217         209         202
 Depreciation and amortization                                   175         180        167         167         166
 Outside services and processing                                 406         410        318         348         273
 Marketing and development                                       315         340        264         221         199
 Communication and transportation                                200         214        192         190         185
 Merger-related and restructuring charges                        164         935          -         127           -
 Other expense                                                   293         393        301         334         299
                                                         ----------------------------------------------------------
       Total nonininterest expense                             2,941       3,856      2,539       2,719       2,431
                                                         -----------------------------------------------------------

 Income before income taxes                                    1,648         277      1,488       1,317       1,383
 Provision for Income Taxes                                      497          51        434         422         450
                                                         -----------------------------------------------------------
 Net income                                                  $ 1,151     $   226    $ 1,054     $   895     $   933
                                                         ===========================================================
 Net income attributable to common stockholders' equity      $ 1,148     $   223    $ 1,051     $   891     $   929
                                                         ===========================================================

 Earnings per common share
   --Basic                                                   $  0.97     $  0.19    $  0.90     $  0.76     $  0.80
   --Diluted                                                    0.96        0.19       0.89        0.75        0.78
 Average common shares outstanding(millions)
   --Basic                                                     1,178       1,175      1,172       1,169       1,165
   --Diluted                                                   1,193       1,188      1,188       1,189       1,191

BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                 Mar 31      Dec 31      Sep 30      Jun 30     Mar 31
($ millions)                                                 1999        1998        1998        1998       1998
--------------------------------------------------------- ----------- ----------- ---------- ----------  ----------
Assets
Cash and due from banks                                   $  13,854   $  19,878   $  14,109  $  16,217   $  15,142
Interest bearing due from banks                               4,130       4,642       4,621      5,590       5,167
Federal funds sold and securities under resale agreements     9,209       9,862      10,066      9,040       9,121
Trading assets                                                5,660       5,345       5,770      5,342       5,250
Derivative product assets                                     4,510       6,954       4,600      4,342       4,373
Investment securities (1)                                    44,565      44,852      32,658     31,863      31,388
Loans
  Commercial                                                 87,581      88,438      81,895     83,279      81,152
  Consumer                                                   57,869      57,926      56,379     58,737      58,173
  Credit Card                                                 9,400       9,034      15,783     18,007      19,062
                                                          --------------------------------------------------------
       Total loans                                          154,850     155,398     154,057    160,023     158,387
Allowance for credit losses                                  (2,270)     (2,271)     (2,751)    (2,752)     (2,794)
                                                          --------------------------------------------------------
    Loans, net                                              152,580     153,127     151,306    157,271     155,593
Other assets:
  Bank premises and equipment, net                            3,235       3,340       3,431      3,433       3,454
  Other                                                      12,659      13,496      12,097     11,080      11,072
                                                          --------------------------------------------------------
    Total other assets                                       15,894      16,836      15,528     14,513      14,526
                                                          --------------------------------------------------------
    Total assets                                          $ 250,402   $ 261,496   $ 238,658  $ 244,178   $ 240,560
                                                          ========================================================

Liabilities
Deposits
  Demand                                                  $  35,110   $  39,854   $  34,757  $  38,551   $  36,706
  Savings                                                    63,378      62,645      58,813     59,542      60,561
  Time                                                       34,844      36,302      36,694     37,887      39,716
  Foreign offices                                            20,367      22,741      18,660     18,527      16,834
                                                          --------------------------------------------------------
    Total deposits                                          153,699     161,542     148,924    154,507     153,817
Federal funds purchased and repurchase agreements            20,111      23,164      20,619     19,088      19,818
Other short-term borrowings                                  16,780      16,937      13,223     15,768      14,079
Long-term borrowings                                         23,985      21,295      21,138     21,245      21,286
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                  1,003       1,003       1,003      1,003       1,003
Derivative product liabilities                                4,772       7,147       4,749      4,327       4,143
Other liabilities                                             8,992       9,848       8,384      8,475       7,179
                                                          --------------------------------------------------------
    Total liabilities                                       229,342     240,936     218,040    224,413     221,325
                                                          --------------------------------------------------------

Stockholders' Equity
Preferred stock                                                 190         190         190        190         290
Common stock                                                     12          12          12         12          12
Surplus                                                      10,734      10,769      12,488     12,549      12,583
Retained earnings                                            10,179       9,528       9,750      9,094       8,602
Accumulated other adjustments to stockholders' equity            96         239         244        177         208
Deferred compensation                                          (151)        (94)       (157)      (182)       (162)
Treasury stock                                                    -         (84)     (1,909)    (2,075)     (2,298)
                                                          --------------------------------------------------------
    Total stockholders' equity                               21,060      20,560      20,618     19,765      19,235
                                                          --------------------------------------------------------
    Total liabilities and stockholders' equity            $ 250,402   $ 261,496   $ 238,658  $ 244,178   $ 240,560
                                                          ========================================================

Common Shares -- period-end (millions)
Common shares issued                                          1,180       1,179       1,223      1,222       1,221
Treasury shares                                                   -           2          47         52          56
                                                          --------------------------------------------------------
Common shares outstanding                                     1,180       1,177       1,176      1,170       1,165
                                                          ========================================================

(1) Includes the Corporation's undivided interest in securitized credit card receivables. As part of conforming accounting practices, the Corporation's undivided interest in such receivables was reclassified from loans to investment securities in 1998.

BANK ONE CORPORATION and Subsidiaries


                                                 First Quarter 1999           Fourth Quarter 1998              First Quarter 1998
                                         ---------------------------   --------------------------    -----------------------------
Average Balance Sheet, Yields, & Rates   Average    Income   Yield/    Average    Income   Yield/    Average   Income    Yield/
($ millions)                              Balance    Expense    Rate    Balance    Expense    Rate   Balance     Expense   Rate
--------------------------------------  ----------  -------- --------  --------   -------- --------  --------   --------  --------

Short-term investments                    $ 14,141  $   162      4.65%  $ 15,871  $   177     4.42%   $ 14,895   $  201      5.47%
Trading assets (1)                           5,655       96      6.88      5,961       85     5.66       6,413       92      5.82
 Investment securities: (1)
   U.S. government and federal agency       15,365      245      6.47     14,739      243     6.54      18,205      299      6.66
   States and political subdivisions         2,023       39      7.82      2,086       43     8.18       2,335       47      8.16
   Other (2)                                27,454      483      7.13     25,608      568     8.80       7,304       96      5.33
                                          ------------------            ------------------            ------------------
  Total investment securities               44,842      767      6.94     42,433      854     7.98      27,844      442      6.44
Loans  (1) (3)
   Commercial                               87,058    1,582      7.37     85,018    1,633     7.62      79,724    1,556      7.92
   Consumer                                 57,177    1,282      9.09     56,263    1,284     9.05      57,734    1,461     10.26
   Credit card                               9,036      336     15.08      7,865      324    16.34      20,633      633     12.44
                                          ------------------            ------------------            ------------------
   Total loans,net                         153,271    3,200      8.47    149,146    3,241     8.62     158,091    3,650      9.36

Total earning assets                       217,909    4,225      7.86    213,411    4,357     8.10     207,243    4,385      8.58

Allowance for credit losses                 (2,324)                       (2,700)                       (2,764)
Other assets                                37,337                        32,804                        33,559
                                          ---------                     ---------                     ---------
  Total assets                            $252,922                      $243,515                      $238,038
                                          =========                     =========                     =========

Deposits -- interest-bearing
  Savings                                 $ 19,975  $    83      1.69%  $ 19,260  $   105     2.16%   $ 21,520   $  125      2.36%
  Money market                              43,377      356      3.33     41,064      362     3.50      37,882      360      3.85
  Time                                      35,786      450      5.10     36,790      496     5.35      39,858      541      5.50
  Foreign offices                           21,357      233      4.42     19,853      238     4.76      17,856      231      5.25
                                          -----------------             ------------------            ------------------
   Total deposits -- interest-bearing      120,495    1,122      3.78    116,967    1,201     4.07     117,116    1,257      4.35
Federal funds purchased and securities
  under repurchase agreements               21,862      246      4.56     23,171      260     4.45      21,815      282      5.24
Other short-term borrowings                 16,861      198      4.76     13,847      181     5.19      12,680      173      5.53
Long-term debt                              23,903      350      5.94     22,208      347     6.20      21,974      353      6.52
                                          -----------------             ------------------            ------------------
   Total interest-bearing liabilities      183,121    1,916      4.24    176,193    1,989     4.48     173,585    2,065      4.82
Demand deposits                             33,653                        33,280                        33,359
Other liabilities                           15,597                        13,784                        12,179
Preferred stock                                190                           191                           318
Common stockholders' equity                 20,361                        20,067                        18,597
                                          ---------                     ---------                     ---------
   Total liabilities and equity           $252,922                      $243,515                      $238,038
                                          =========                     =========                     =========

Interest income/earning assets                      $ 4,225     7.86%             $ 4,357    8.10%             $4,385       8.58%
Interest expense/earning assets                       1,916     3.56                1,989    3.70               2,065       4.04
                                                   ==================            =================             ==================
Net interest margin                                 $ 2,309     4.30%             $ 2,368    4.40%             $2,320       4.54%
                                                   ==================            =================             ==================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate
(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $15.7 billion for the first quarter of 1999, $14.3 billion for the fourth quarter of 1998, and $0.8 billion for the first quarter of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate

BANK ONE CORPORATION and Subsidiaries

                                                                             Three Months Ended
                                                         -----------------------------------------------------------
Credit Quality                                               Mar 31     Dec 31      Sep 30     Jun 30       Mar 31
($ millions)                                                  1999       1998        1998       1998         1998
---------------------------------------------            -----------  ----------   ---------  ---------   ----------
Provision for credit losses                                  $   281     $   272    $   345     $   400     $   391

Gross charge-offs                                            $   367     $   377    $   443     $   560     $   565
Recoveries                                                        86          80         98         118         151
                                                         -----------------------------------------------------------
  Net charge-offs                                            $   281     $   297    $   345     $   442     $   414

Net charge-offs
  Commercial                                                 $    63     $    80    $    43     $    80     $    19
  Consumer                                                       120         104         98          95         116
  Credit card                                                     98         113        204         267         279
                                                         -----------------------------------------------------------
    Total net charge-offs                                    $   281     $   297    $   345     $   442     $   414
    Total net charge-offs -- managed                         $ 1,028     $   976    $   943     $ 1,065     $ 1,020

Net charge-off ratios
  Commercial                                                    0.29%       0.38%      0.21%       0.39%       0.10%
  Consumer                                                      0.84        0.74       0.68        0.66        0.80
  Credit card                                                   4.34        5.75       5.24        5.75        5.41
    Total net charge-off ratio                                  0.73        0.80       0.89        1.12        1.05
    Total net charge-off ratio -- managed                       1.93        1.88       1.91        2.15        2.08

Allowance for credit losses -- period-end                    $ 2,270     $ 2,271    $ 2,751     $ 2,752     $ 2,794

Nonperforming assets -- period-end
  Nonperforming loans                                        $ 1,031     $   729    $   718     $   640     $   725
  Other, including other real estate owned                       117          90         87          70          63
                                                         -----------------------------------------------------------
    Total nonperforming assets                               $ 1,148     $   819    $   805     $   710     $   788

Allowance to ending loans                                       1.47%       1.46%      1.79%       1.72%       1.76%
Allowance to nonperforming loans                                 220         312        383         430         385
Nonperforming assets ratio                                      0.74        0.53       0.52        0.44        0.50

Capital
($ millions, except per-share amounts)
---------------------------------------------
Common equity/assets ratio                                       8.3%        7.8%       8.6%        8.0%        7.9%
Tier 1 capital ratio                                             8.1         7.9        8.6         8.3         8.3
Total risk adjusted capital ratio                               11.6        11.3       12.4        12.3        12.5
Regulatory leverage ratio                                        8.0         8.0        8.5         8.0         7.9
Tangible common equity to net assets                             7.4         6.8        7.7         7.4         7.2

Book value of common equity per share                        $ 17.68     $ 17.31    $ 17.37     $ 16.72     $ 16.26

Intangibles -- period-end
  Goodwill                                                   $ 1,048     $ 1,075    $ 1,094     $ 1,117     $ 1,095
  Other intangibles                                            1,407       1,621      1,125         631         700
                                                         -----------------------------------------------------------
  Total intangibles                                          $ 2,455     $ 2,696    $ 2,219     $ 1,748     $ 1,795

BANK ONE CORPORATION and Subsidiaries

Managed Income Statement Statistics(1)                       Mar 31      Dec 31      Sep 30     Jun 30      Mar 31
($ millions)                                                  1999        1998        1998       1998        1998
---------------------------------------------------        ---------   ---------    ---------  ---------   ----------
Reported
--------------------------------------------------------
Net interest income -- FTE                                 $   2,309   $   2,368    $   2,402  $   2,379   $   2,320
Provision for credit losses                                      281         272          345        400         391
Noninterest income                                             2,590       2,068        1,999      2,088       1,916
Noninterest expense                                            2,941       3,856        2,539      2,719       2,431
Net income                                                     1,151         226        1,054        895         933

Securitized
---------------------------------------------------------
Net interest income -- FTE                                 $   1,352   $   1,314    $   1,083  $     962   $   1,000
Provision for credit losses                                      747         679          598        623         606
Noninterest income                                              (605)       (635)        (484)      (339)       (394)
Noninterest expense                                                -           -            1          -           -
Net income                                                         -           -            -          -           -

Managed
---------------------------------------------------------
Net interest income -- FTE                                 $   3,661   $   3,682    $   3,485  $   3,341   $   3,320
Provision for credit losses                                    1,028         951          943      1,023         997
Noninterest income                                             1,985       1,433        1,515      1,749       1,522
Noninterest expense                                            2,941       3,856        2,540      2,719       2,431
Net income                                                     1,151         226        1,054        895         933

Managed balance sheet and net interest margin
---------------------------------------------------------
Total average loans                                        $ 213,379   $ 207,471    $ 197,978  $ 197,867   $ 196,002
Total average earning assets                                 262,283     257,413      245,422    247,152     244,387
Total average assets                                         297,296     287,517      275,259    277,534     275,182
Net interest margin                                             5.66%       5.67%        5.63%      5.42%       5.51%

(1) Managed data only adjusted for credit card securitization activity

BANK ONE CORPORATION and Subsidiaries

Managed Credit Card Detail                                     Mar 31       Dec 31          Sep 30       Jun 30       Mar 31
($ millions)                                                    1999         1998            1998         1998         1998
----------------------------------------------------         ---------     --------     ----------     --------    ----------
     Period-end loans                        - managed       $  68,364     $ 70,027     $   65,169     $ 58,710    $   57,742
                                             - securitized     (58,964)     (60,993)       (49,386)     (40,703)      (38,680)
                                             - reported          9,400        9,034         15,783       18,007        19,062


     Average loans                           - manage        $  69,144     $ 66,190     $   59,090     $ 58,233    $   58,544
                                             - securitized     (60,108)     (58,325)       (43,512)     (39,660)      (37,911)
                                             - reported          9,036        7,865         15,578       18,573        20,633


     Net charge-offs -- amount               - managed       $     845     $    792     $      802     $    890    $      885
                                             - securitized        (747)        (679)          (598)        (623)         (606)
                                             - reported             98          113            204          267           279


     Net charge-offs -- rate                 - managed            4.89%        4.79%          5.43%        6.11%         6.05%
                                             - securitized        4.97         4.66           5.50         6.28          6.39
                                             - reported           4.34         5.75           5.24         5.75          5.41


     Delinquency rate -- 30+ days            - managed            4.51%        4.47%          4.50%        4.34%         4.82%
                                             - securitized        4.67         4.64           4.49         4.34          4.91
                                             - reported           3.51         3.34           4.54         4.34          4.65


     Delinquency rate -- 90+ days            - managed            2.06%        1.98%          1.90%        1.97%         2.19%
                                             - securitized        2.15         2.06           1.94         2.02          2.24
                                             - reported           1.51         1.41           1.79         1.85          2.09


     Credit card charge volume               - managed       $  26,863     $ 29,237     $   25,106     $ 24,091    $   22,701
     New accounts opened (thousands)         - managed           2,910        2,919          2,538        2,271         2,330
     Cardmembers (thousands)                 - managed          58,316       56,568         57,204       52,805        51,155

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